    As filed with the Securities and Exchange Commission on October 3, 1997

                                                      Registration No. 333-31933
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------

                          UNITED CRAFT BREWERS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                           2082                                         91-1824442
(STATE OR OTHER JURISDICTION OF                   (PRIMARY STANDARD INDUSTRIAL                          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                    CLASSIFICATION CODE NUMBER)                       IDENTIFICATION NUMBER)

                            ----------------------
   THREE HARBOR DRIVE, SUITE 115, SAUSALITO, CALIFORNIA 94965 (415) 289-0390
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ----------------------

                                 VIJAY MALLYA
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          UNITED CRAFT BREWERS, INC.
                        THREE HARBOR DRIVE, SUITE 115,
                          SAUSALITO, CALIFORNIA 94965
                                (415) 289-0390
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                       AREA CODE, OF AGENT FOR SERVICE)

                            ----------------------

                                                            COPIES TO:

      ALAN TALKINGTON, ESQ.                       JACK W. SCHIFFERDECKER, JR., ESQ.                        GORDON R. HANNA,ESQ.
ORRICK, HERRINGTON & SUTCLIFFE LLP            AFTER WYNNE HEWITT DODSON & SKERRITT, LLP                  DONALDSON, ALBERT, TWEET,
OLD FEDERAL RESERVE BANK BUILDING                   222 S.W. COLUMBIA, SUITE 1800                       CONNOLLY, HANNA & MUNIZ, LLP
       400 SANSOME STREET                             PORTLAND, OREGON 97201                            340 VISTA AVENUE, SUITE 310
 SAN FRANCISCO, CALIFORNIA 94111                                                                                P.O. BOX 968
                                                                                                            SALEM, OREGON 97308

                               EXPLANATORY NOTE


          This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-4 (Registration No. 333-31933) (the "Registration Statement") on which United Craft Brewers, Inc. (the "Registrant") registered 1,951,301 Common Shares (the "Shares") to be offered and sold by the Registrant pursuant to a merger agreement between the Registrant and Nor'Wester Brewing Company, Inc., Willamatte Valley Inc. Microbreweries Across America, Aviator Ales, Inc., Bayhawk Ales, Inc. and Mile High Brewing Company (the "Merger Agreement").

          The Securities and Exchange Commission declared the Registration Statement effective on July 24, 1997 and on September 11, 1997, the Merger Agreement was terminated prior to the offer and sale of any of Shares under the Registration Statement. Accordingly, as of the date hereof, all of the Shares covered by the Registration Statement remain unissued. This Post-Effective Amendment is being filed to deregister all of the 1,951,301 unissued Shares. Registrant has terminated the offering under the Registration Statement, has no further plans to issue any of the Shares pursuant to the Registration Statement and desires that the Registration Statement no longer be considered effective.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933 as amended, United Craft Brewers, Inc. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sausalito, State of California, on October 2, 1997.

                                        UNITED CRAFT BREWERS, INC.



                                        By: /s/ VIJAY MALLYA
                                            -----------------------------
                                            Vijay Mallya
                                            Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                        Capacity                                             Date
            ---------                                        --------                                             ----
/s/ Vijay Mallya                            Chairman of the Board and Chief Executive                        October 2, 1997
-------------------------                   Officer
Vijay Mallya


Percy Rivera*                               Vice President, Finance and Accounting                           October 2, 1997
-------------------------                   (Principal Financial Officer and Principal
Percy Rivera                                Accounting Officer)



Jerome Merchant*                            Director                                                         October 2, 1997
-------------------------
Jerome Merchant


O'Neil Nalavadi*                            Director                                                         October 2, 1997
-------------------------
O'Neil Nalavadi


*By: /s/ Vijay Mallya                                                                                        October 2, 1997
    -----------------
     Vijay Mallya
     Attorney-in-Fact